EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



April 4, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Skybridge Wireless, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Skybridge Wireless, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 160,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2005, as well as the registration of 35,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                              Very  truly  yours,

                                              /s/ Norman T. Reynolds

                                              Norman T. Reynolds